AXA Equitable Life Insurance Company

Home Office: [1290 Avenue of the Americas, New York, NY 10104]

Application for an Individual Annuity

Enrollment Form/Application

Please make checks payable to: AXA Equitable

First Class Mail:     [ AXA Equitable, Retirement Service Solutions, P.O. Box 1577, Secaucus, NJ 07096-1577]

Express Mail:          [AXA Equitable, Retirement Service Solutions, 500 Plaza Drive, 6th Floor, Secaucus, NJ 07094-3619]

For assistance, please call [888-517-9900]                                                                                           [www.axa.com]

Please verify that the information reflects your choices/elections and sign where indicated.

CONTRACT SPECIFICS

Product Name: [Investment Edge]	Type of Contract: [NON- QUALIFIED]

Initial Contribution:	[$20,000]	Method of Payment: [Check]	Contribution Year: [2015]
Initial Contribution:	[$5,000]	Method of Payment:[Check]	Contribution Year: [2015]

Total Initial Contribution(s): [$25,000]

ACCOUNT REGISTRATION

Owner Type:[Individual]

Owner Information	Joint Owner Information
Name: [John Doe]	Name:
Residential Address:	Residential Address:
[123 Main Street]
[Anytown, Anystate 99999]

Mailing Address:	Mailing Address:

Daytime Phone #: [212-555-1234]	Daytime Phone #:
Gender: [male]	Gender:
Date of Birth: [08/01/1950]	Date of Birth:
TIN: [123-45-6789]	TIN:
TIN Type: [SSN]	TIN Type:
Email Address: [john.doe@yahoo.com]	Email Address:

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant’s [95th] Birthday. You may commence payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

[Owner PATRIOT Act Information	Joint Owner PATRIOT Act Information
US Citizen: [Yes]	US Citizen:
US Visa Category:	US Visa Category:
Occupation: [ lawyer]	Occupation:
Employer: [AXA]	Employer:
Form of Identification: [Drivers License]	Form of Identification:
Identification Number: [12334545L]	Identification Number:
Exp. Date: [10/2017]	Exp. Date: ]

Annuitant Information	Joint Annuitant Information
Name: [Jane Doe]	Name:
Residential Address:	Residential Address:
[123 Main Street]
[Anytown, Anystate 99999]

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Date of Birth: [07/10/1955]	Date of Birth:
Gender: [female]	Gender:
TIN: [###-##-####]	TIN:
TIN Type: [SSN]	TIN Type:

BENEFICIARY(IES)

Beneficiary Name	Beneficiary Type	Allocation %	Relationship to Owner	DOB	SSN/TIN	Address / Home Phone #
1 [Sue Doe]	[Primary]	[50%]	[Daughter]	[3/5/75]	[123-456-7890]	[1 Main Street, Anytown, Anywhere 11111]
2[Nancy Doe]	[Primary]	[50%]	[Daughter]	[3/8/77]		[1 Main Street, Anytown, Anywhere 11111]
3 [Mary Doe]	[Contingent]	[100%]	[Granddaughter]	[08/2/00]		[1 Main Street, Anytown, Anywhere 11111]

[OPTIONAL GUARANTEED BENEFIT RIDER ELECTION

[Yes, I wish to elect [Protected Premium Death Benefit]]]

[DOLLAR COST AVERAGING PROGRAMS

[Your initial contribution will be allocated 100% to the Dollar Cost Averaging program elected in this section] [DCA 12-Months]]

INVESTMENT SELECTION

1[AllianceBernstein VPS Growth and Income Portfolio] 2 [MFS® Value Series] 3 [EQ/Emerging Markets Equity PLUS] 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19	[25%] [25%] [50%]

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20 21 22 23 24 25 26 27 28 29 30 31 32

INVESTMENT SELECTION CONTINUTED

33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50

REBALANCING

Your account value will be automatically reallocated to the Allocation selections in the Investment Selection section

[☒Quarterly ☐ Semi-Annually ☐Annually]

SPECIAL INSTRUCTIONS

CONTRACT STATE

The Contract State is your state of primary residence unless you sign the application in a different state.

☒	I have a second residence where the enrollment form/application was signed (the state of sale) or

☐	I work or maintain a business in the state where the enrollment form/application was signed (the state of sale).

If none of the above apply the application must be signed in your state of Primary Residence, unless we approve another state.

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CURRENT INSURANCE

1.	Do you have any other existing life insurance or annuities? ☐Yes ☒No

2.	Will any life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the owner?

☐Yes     ☒ No

Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number

FRAUD WARNINGS

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

SIGNATURES AND ACKNOWLEDGEMENTS

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

•	ACCOUNT VALUE(S) ATTRIBUTABLE TO ALLOCATIONS TO THE VARIABLE INVESTMENT OPTIONS, AND ANY VARIABLE ANNUITY BENEFIT PAYMENTS I MAY ELECT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
•	In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.
•	Under penalty of perjury, I certify that the Taxpayer Identification Number in Section 2 is correct.
•	All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
•	AXA Equitable may accept amendments to this application provided by me or under my authority.
•	No Registered Representative has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing.
•	Charges under the Contract generally apply for the duration of the Contract.
•	Fees, Charges and Investment Options vary by Series.

☐     Yes. By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk ‘‘CD’’, and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at
[1-800-789-7771], and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service. When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you understand the terms and conditions set forth in this application.

If you are enrolled to receive electronic delivery of ALL DOCUMENTS by your second contract date anniversary and maintain that enrollment going forward, the [Contract Maintenance Fee Tier I] of [$50] will be waived.

☐ I consent to receive electronically all documents including Annuity Statements, Confirmation Notices, Prospectuses, Privacy Policy and other related communications.

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Custodially owned contracts: please provide the annuitant’s email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

My email address is:

This consent will continue unless and until revoked and will cover delivery to you in the form of an email or by notice to you of a document’s availability on AXA Equitable’s website. Please logon to [axa-equitable.com] to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration at axa- equitable.com is required for electronic delivery of Contract related correspondence. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online access at [axa-equitable.com]. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don’t already have Adobe Acrobat Reader, you can download it free from www.adobe.com. There is no charge for the electronic delivery of electronic communications, although you may incur costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic communication from AXA Equitable. Please make certain that you have given AXA Equitable a current email address. Also, let AXA Equitable know if that email address changes. We will notify you of a document’s availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any communications in paper form.

×
	Proposed Owner’s Signature Signed at:	City, State	Date
×
	Proposed Annuitant’s Signature (if other than owner) Signed at:	City, State	Date
×
	Proposed Joint Owner’s Signature (if other than annuitant) Signed at:	City, State	Date
×
	Proposed Joint Annuitant’s Signature (if other than owner) Signed at:	City, State	Date

REGISTERED REPRESENTATIVE SECTION

1.	Does the proposed insured have any existing life insurance or annuity contracts? ☐ Yes ☒No

2.	Do you have reason to believe that any life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming that the Certificate/Contract applied for will be issued on the life of the Annuitant(s)/Owner(s)? ☐ Yes ☒No

3.	Did you (i) verify the identity by reviewing the driver’s license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity’s existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer’s assets and income? ☐ Yes ☒No

4.	Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official? ☐ Yes ☒No

5.	Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces or are they, or is their family member or close associate, a government, political official or foreign military official? ☐ Yes ☒No

(If ‘‘Yes’’, you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES)

* ‘‘Active Duty’’ means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

ICC15 E App 02 IE	[154259]	Page 5 of 6

REGISTERED REPRESENTATIVE INFORMATION

Registered Representative Name:

[John Smith]

Rep Code: [12345]

Phone Number:

[212-555-2222]

Email Address:

[jsm@axa.com]

Broker-Dealer Name:

[Chase]

Broker Option:

[Option1]

×	[John Doe]

          Registered Representative Signature                                                                                                                       Date

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